UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2009

CNB BANCORP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50729

Virginia	54-2059214
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11407 Windsor Blvd.
Windsor, VA 23487
(Address of principal executive offices, including zip code)

(757) 242-4422
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2009, Jeffrey H. Noblin was appointed by the Board of Directors of both CNB Bancorp, Inc. and its wholly owned subsidiary, Citizens National Bank, as President & Chief Executive Officer. Mr. Noblin has over 20 years of banking experience in the Hampton Roads area. He began his employment with the Company in the fall of 2006 and began serving as the Company's President in April, 2008.

CNB Bancorp, Inc. director Gene E. Worrell resigned from his position on the boards of the holding company and its fully owned subsidiary, Citizens National Bank, effective January 15, 2009. Mr. Worrell's resignation was not the result of disagreement on any matter relating to the Company's operations, policies or practices. We would like to thank Mr. Worrell for his valuable contributions over the years and his ongoing support.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANCORP INC.

Date: January 23, 2009	By:	/s/ Elizabeth T. Beale
Elizabeth T. Beale
Executive Vice President & CFO